UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 4, 2023

GRAN TIERRA ENERGY INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-34018	98-0479924
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

500 Centre Street S.E.
Calgary, Alberta Canada
T2G 1A6

(Address of Principal Executive Offices)

(Zip Code)

(403) 265-3221

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	GTE	NYSE American Toronto Stock Exchange London Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 3.03. Material Modification to Rights of Security Holders.

To the extent required by Item 3.03 of Form 8-K, the information contained in Item 5.03 of this report is incorporated herein by reference.

Item 5.03. Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On May 5, 2023, Gran Tierra Energy Inc. (the “Company”) completed the previously announced 1-for-10 reverse stock split (the “reverse stock split”) of the Company’s common stock, par value $0.01 per share (“common stock”). The reverse stock split was previously approved by the Company’s board of directors in February 2023 and by the Company’s stockholders at the annual meeting of stockholders on May 3, 2023.

On May 4, 2023, the Company filed a Certificate of Amendment, effective as of May 5, 2023 (the “Amendment”), to the Company’s Certificate of Incorporation to effectuate the reverse stock split as of 12:01 a.m. Eastern Time on May 5, 2023. As a result of the reverse stock split, every ten (10) of the Company’s issued shares of common stock were automatically combined into one issued share of common stock, without any change to the par value per share. This reduced the number of issued and outstanding shares of common stock from approximately 333.0 million shares to approximately 33.3 million shares. The Company’s outstanding options were proportionately adjusted to increase the exercise price and reduce the number of shares issuable upon exercise. In accordance with the Amendment, the total number of shares of common stock the Company is authorized to issue is 82,000,000, consisting of 57,000,000 shares of common stock and 25,000,000 shares of preferred stock.

If, as a result of the reverse stock split, a stockholder was otherwise entitled to a fraction of a share of common stock in respect of the total aggregate number of pre-reverse stock split shares held by such stockholder, no such fractional shares were awarded. The aggregate number of post-reverse stock split shares of common stock that such stockholder is entitled to was, if the fraction was less than half a share, rounded down to the next nearest whole number of shares, and if the fraction was at least half of a share, rounded up to the nearest whole number of shares, with all shares of common stock held by a beneficial holder being aggregated.

The reverse stock split affected all holders of common stock uniformly and did not affect any shareholder’s percentage ownership interest in the Company, except as a result of the treatment of fractional shares. Neither the reverse stock split nor the Amendment had any direct impact on the market capitalization of the Company, nor modified any voting rights or other terms of the common stock.

The Company’s common stock began trading on the NYSE American and the London Stock Exchange (“LSE”), in each case on a split-adjusted basis as of the opening of trading on May 5, 2023. On May 5, 2023, trading on the Toronto Stock Exchange (“TSX”) occurred on an unconsolidated basis under the former CUSIP number, with trading on a split-adjusted basis under the new CUSIP number beginning on the TSX as of the opening of trading on May 8, 2023. Following the applicable effective date on each stock exchange, shares of the Company’s common stock will continue to trade on the NYSE American and TSX with a new CUSIP number (38500T 200), and on the TSX and the LSE with a new ISIN number (US38500T2006), in each case under the symbol “GTE”. The Company’s transfer agent, Odyssey Trust Company, is acting as the exchange agent for the reverse share split.

For more information about the reverse stock split, see the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 24, 2023. The text of the Amendment is attached as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
3.1	Certificate of Amendment to Certificate of Incorporation of Gran Tierra Energy Inc., effective May 5, 2023.
104	Cover Page Interactive Data File - the cover page XBRL tags are embedded within the Inline XBRL document.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2023	GRAN TIERRA ENERGY INC.

/s/ Gary Guidry
	By:	Gary Guidry
	Title:	President and Chief Executive Officer